                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the Registration Statements on Forms S-8 and S-3 of our report dated November 13, 1998 with respect to the consolidated financial statements of X-Ceed, Inc. included in the Annual Report on Form 10-K for the year ended August 31, 1998.

                                          /s/ HOLTZ RUBENSTEIN & CO., LLP

                                          HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
December 8, 1998